Exhibit 99.1
Olo Announces First Quarter 2022 Financial Results
First Quarter Revenue Grew 18% Year-over-Year on Continued Location and Transaction Volume Growth
New York, New York - May 10, 2022 - Olo Inc. (NYSE:OLO), a leading open SaaS platform for restaurants that enables digital hospitality at every touchpoint, today announced financial results for the first quarter ended March 31, 2022.

“In the first quarter, Olo’s revenue and profitability momentum continued, as we took meaningful strides towards enabling digital hospitality. Our platform supported year-over-year growth in transaction volume, and we expanded our product portfolio and use cases, added new and expanded existing relationships, and grew our technology partner ecosystem,” said Noah Glass, Olo’s Founder and CEO.
First Quarter Financial and Other Highlights
•Total revenue increased 18% year-over-year to $42.8 million.
•Platform revenue increased 19% year-over-year to $41.5 million.
•Gross profit increased 2% year-over-year to $30.0 million, and was 70% of total revenue.
•Non-GAAP gross profit increased 8% year-over-year to $32.4 million, and was 76% of total revenue.
•Operating loss was $12.9 million.
•Non-GAAP operating income was $1.7 million.
•Net loss was $11.5 million or $0.07 per share, compared to a net loss of $26.5 million or $0.63 per share a year ago.
•Non-GAAP net income was $1.7 million or $0.01 per share, compared to non-GAAP net income of $6.0 million or $0.03 per share a year ago.
•Cash and cash equivalents were $463.7 million as of March 31, 2022.
•Ending active locations increased 19% year-over-year to approximately 82,000.
•Average revenue per unit (ARPU) decreased 2% year-over-year, and increased 2% sequentially to approximately $516.
•Dollar-based net revenue retention (NRR) was approximately 107%.
A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics.”
First Quarter and Recent Business Highlights
•Olo completed the acquisition of Omnivore Technologies, Inc., or Omnivore, a restaurant technology provider that connects restaurants’ point of sale systems with technologies that improve efficiency and increase profitability. Through the acquisition, restaurant brands have gained access to more than 100 additional technology partners, expanding Olo’s technology partner network to more than 300 providers, broadening Olo’s platform capabilities, and allowing restaurants to connect to apps and technologies that streamline operations, improve efficiency, enhance guest experience, and increase their profitability.
•Olo showcased the extensibility of its platform through the enablement of on-premise capabilities as well as expanding into convenience stores, or C-Stores. Olo enabled on-premise solutions through the usage of Serve, our native white-label branded ordering experience. Nando’s, a fast-casual restaurant, began utilizing Serve as its exclusive dine-in ordering system, increasing its on-premise digital ordering by more than 500% in less than a year. Additionally, Olo deployed its Ordering module at Kwik Trip, an enterprise C-Store, enabling the C-Store to help its guests order ready-to-eat meals. Multi-unit C-Stores represent an emerging vertical for Olo, expanding Olo’s total addressable location count by an estimated 55,000 locations.
•Olo expanded relationships with existing brands, including several restaurants that added Customer Engagement solutions to their existing Olo suite. Notably, Bojangles and El Pollo Loco, both quick service restaurants, or QSRs, deployed the Marketing Automation and Customer Data Platform modules in a matter of weeks, enabling the brands to collect, analyze, and act on guest data in order to deepen its guest relationships, boost revenue, and increase customer lifetime value.

•Olo introduced Sync, a simplified listing management solution, enabling restaurants to provide up-to-date data that is automatically synced between Olo and more than 50 digital publishers to ensure store information is consistent no matter where guests search. Sync’s ability to enable restaurants to be discoverable through local listings is designed to drive direct orders and improve listing return on investment.
•Olo hosted Beyond4, Olo’s annual customer conference. The conference, which returned in-person, covered the latest digital strategies powered by Olo — from hands-on instruction for better day-to-day use of the platform to previews of what Olo is working on next. Beyond4 provides Olo customers unique opportunities to engage in strategic thought leadership with other restaurants teams on addressing challenges and opportunities in the industry. Enthusiasm during the conference further ensconced the belief that digital leaders in the restaurant space will use one platform, the Olo platform, to understand and serve every guest that transacts with them.
•Olo recommended nine non-profits to its independent donor advised fund sponsor, Tides Foundation, to receive grants in connection with the Olo for Good initiative. Tides Foundation subsequently donated a total of $2.1 million in grants to American Forests, Appalachian Trail Conservancy, Emma’s Torch, Giving Kitchen, Heart of Dinner, The LEE Initiative, The Okra Project, Partnership with Native Americans, and World Central Kitchen. Grant recipients are non-profits focused on diversity, equity, and inclusion, ending childhood hunger and increasing access to food, supporting the restaurant industry’s frontline workers, and protecting natural resources and reducing waste and emissions. Olo intends to recommend that the Tides Foundation make annual grants going forward until the total commitment is reached.

Financial Outlook
As of May 10, 2022, Olo is issuing the following outlook for the second quarter of 2022 and fiscal year 2022:
For the second quarter of 2022, Olo expects to report:

•Revenue in the range of $45.5 million to $46.0 million; and
•Non-GAAP operating income in the range of $0.6 million to $1.0 million.

For the fiscal year 2022, Olo expects to report:

•Revenue in the range of $195.0 million to $197.0 million; and
•Non-GAAP operating income in the range of $7.6 million to $9.2 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in Olo’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, the severity, duration, and ultimate impact of which is difficult to predict at this time. While Olo has benefited from the acceleration of demand for off-premise dining during the COVID-19 pandemic, Olo’s business and financial results could be materially adversely affected in the future if off-premise dining declines. The situation regarding COVID-19 remains uncertain and could change rapidly, and Olo will continue to evaluate its potential impact on its business.

Webcast and Conference Call Information
Olo will host a conference call today, May 10, 2022, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (investors.olo.com), and a replay will be available on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor
Relations” page of the Company’s website (investors.olo.com), and the Company’s Twitter account @Olo, in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo is a leading open SaaS platform for restaurants that enables digital hospitality at every touchpoint. Millions of orders per day run on Olo’s on-demand commerce engine, providing restaurants a single source to understand and serve every guest from every channel, whether direct or third-party. With integrations to over 300 technology partners, Olo customers can build personalized guest experiences in and outside of their four walls, utilizing one of the largest and most flexible restaurant tech ecosystems on the market. Over 600 restaurant brands trust Olo to grow their digital ordering and delivery programs, increase efficiency, and delight their guests. Learn more at olo.com.

Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com
646.389.2754

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us against our peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across our peer group.

A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit/margin (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP operating income (and as a percentage of revenue), non-GAAP net income (and as a percentage of revenue and on a per share basis) and free cash flow.

We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, equity expense related to charitable contributions (non-cash expense), intangible and internal-use software amortization (non-cash expense), change in fair value of warrants, other non-cash charges, transaction costs, and related income tax impacts.

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from non-GAAP operating income because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses can vary significantly between periods. For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. We did not incur any payroll tax expense on equity compensation awards in the first quarter of 2021.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key business metrics to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Active Locations: We define an active location as a unique restaurant location that is utilizing one or more of our modules at the end of a quarterly period. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers and thereby drive revenue, as well as provides a base to expand usage of our modules.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.

Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the second quarter of 2022 and the full year 2022, our future performance and growth and market opportunities, including with respect to Sync and Olo Pay, our business strategy, our ability to sustain our profitability, customer adoption of our products and expectations for capturing market share and our delivery of new products or product features, the realization of any anticipated benefits in connection with our acquisition of Omnivore, and expectations regarding the impact of the COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the ongoing COVID-19 pandemic on our business, including any shift in consumer preferences as government measures in the United States have largely been lifted; the business of our customers and economic conditions, including rising inflation, labor shortages and increasing interest rates; our focus on the long-term and our investments in sustainable, profitable growth; our ability to acquire new customers and successfully retain existing customers; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; competition; changes in the amount and mix of transactions facilitated through our platform; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and consumer ordering behavior particularly as COVID-19 associated restrictions abate. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.
Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our other SEC filings, which are available on the “Investor Relations” page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of March 31, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$463,733	$514,445
Accounts receivable, net of allowances of $677 and $657, respectively	47,410	42,319
Contract assets	474	568
Deferred contract costs	2,551	2,567
Prepaid expenses and other current assets	9,763	5,718
Total current assets	523,931	565,617
Property and equipment, net	5,873	3,304
Intangible assets, net	24,713	19,635
Goodwill	207,607	162,956
Contract assets, noncurrent	521	387
Deferred contract costs, noncurrent	3,390	3,616
Operating lease right-of-use assets	17,920	—
Other assets, noncurrent	356	361
Total assets	$784,311	$755,876
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,360	$2,184
Accrued expenses and other current liabilities	49,572	45,395
Unearned revenue	3,924	1,190
Operating lease liabilities, current	2,594	—
Total current liabilities	59,450	48,769
Unearned revenue, noncurrent	2,050	3,014
Operating lease liabilities, noncurrent	17,680	—
Other liabilities, noncurrent	126	2,343
Total liabilities	79,306	54,126
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at March 31, 2022 and December 31, 2021; 89,660,186 and 78,550,530 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at March 31, 2022 and December 31, 2021; 70,027,999 and 79,149,659 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	160	158
Preferred stock, $0.001 par value; 20,000,000 shares authorized at March 31, 2022 and December 31, 2021.	—	—
Additional paid-in capital	827,928	813,166
Accumulated deficit	(123,083)	(111,574)
Total stockholders’ equity	705,005	701,750
Total liabilities and stockholders’ equity	$784,311	$755,876

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Platform	$41,466	$34,923
Professional services and other	1,290	1,200
Total revenue	42,756	36,123
Cost of revenue:
Platform	11,024	5,607
Professional services and other	1,778	1,243
Total cost of revenue	12,802	6,850
Gross profit	29,954	29,273
Operating expenses:
Research and development	16,825	14,456
General and administrative	17,961	18,454
Sales and marketing	8,070	3,836
Total operating expenses	42,856	36,746
Loss from operations	(12,902)	(7,473)
Other income (expenses), net:
Other income (expense), net	58	(18)
Change in fair value of warrant liability	—	(18,930)
Total other income (expenses), net	58	(18,948)
Loss before income taxes	(12,844)	(26,421)
(Benefit) provision for income taxes	(1,335)	36
Net loss and comprehensive loss	$(11,509)	$(26,457)
Accretion of redeemable convertible preferred stock to redemption value	—	(14)
Net loss attributable to Class A and Class B common stockholders	$(11,509)	$(26,471)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.07)	$(0.63)
Diluted	$(0.07)	$(0.63)
Weighted-average Class A and Class B common shares outstanding:
Basic and diluted	159,190,371	41,855,757

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Operating activities
Net loss	$(11,509)	$(26,457)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,109	260
Stock-based compensation	11,708	5,402
Stock-based compensation in connection with vesting of Stock Appreciation Rights	—	2,847
Charitable donation of Class A common stock	—	5,125
Bad debt expense	248	88
Change in fair value of warrants	—	18,930
Amortization of operating lease right-of-use assets	552	—
Deferred income tax benefit	(1,421)	—
Impairment of internal-use software	475	—
Changes in operating assets and liabilities:
Accounts receivable	(4,888)	(2,390)
Contract assets	(40)	(425)
Prepaid expenses and other current assets	(3,515)	(1,014)
Deferred contract costs	242	(222)
Accounts payable	909	(6,772)
Accrued expenses and other current liabilities	4,186	8,524
Operating lease liabilities	(613)	—
Unearned revenue	1,687	371
Other liabilities, noncurrent	(19)	(58)
Net cash (used in) provided by operating activities	(889)	4,209
Investing activities
Purchases of property and equipment	(76)	(106)
Capitalized internal-use software	(2,462)	(72)
Acquisitions, net of cash acquired	(49,308)	—
Net cash used in investing activities	(51,846)	(178)
Financing activities
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts	—	485,541
Cash received for employee payroll tax withholdings	845	19,195
Cash paid for employee payroll tax withholdings	(845)	—
Proceeds from exercise of warrants	—	392
Payment of deferred offering costs	(226)	(448)
Proceeds from exercise of stock options	2,249	2,099
Net cash provided by financing activities	2,023	506,779
Net (decrease) increase in cash and cash equivalents	(50,712)	510,810
Cash and cash equivalents, beginning of period	514,445	75,756
Cash and cash equivalents, end of period	$463,733	$586,566

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$30,442	$29,316
Plus: Stock-based compensation expense and related payroll tax expense (1)	1,552	436
Plus: Amortization	628	138
Platform gross profit, non-GAAP	32,622	29,890
Services gross profit, GAAP	(488)	(43)
Plus: Stock-based compensation expense and related payroll tax expense (1)	259	115
Services gross profit, non-GAAP	(229)	72
Total gross profit, GAAP	29,954	29,273
Total gross profit, non-GAAP	32,393	29,962
Platform gross margin, GAAP	73%	84%
Platform gross margin, non-GAAP	79%	86%
Services gross margin, GAAP	(38)%	(4)%
Services gross margin, non-GAAP	(18)%	6%
Total gross margin, GAAP	70%	81%
Total gross margin, non-GAAP	76%	83%
Sales and marketing reconciliation:
Sales and marketing, GAAP	8,070	3,836
Less: Stock-based compensation expense and related payroll tax expense (1)	1,620	388
Less: Amortization	301	—
Less: Transaction costs	79	—
Sales and marketing, non-GAAP	6,070	3,448
Sales and marketing as % total revenue, GAAP	19%	11%
Sales and marketing as % total revenue, non-GAAP	14%	10%
Research and development reconciliation:
Research and development, GAAP	16,825	14,456
Less: Stock-based compensation expense and related payroll tax expense (1)	3,551	3,452
Less: Impairment of internal-use software	475	—
Research and development, non-GAAP	12,799	11,004
Research and development as % total revenue, GAAP	39%	40%
Research and development as % total revenue, non-GAAP	30%	30%
General and administrative reconciliation:
General and administrative, GAAP	17,961	18,454
Less: Charitable donation of Class A common stock	—	5,125
Less: Stock-based compensation expense and related payroll tax expense (1)	5,096	3,858
Less: Amortization	31	—
Less: Transaction costs	1,056	—
General and administrative, non-GAAP	11,778	9,471
General and administrative as % total revenue, GAAP	42%	51%
General and administrative as % total revenue, non-GAAP	28%	26%

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. We did not incur any payroll tax expense on equity compensation awards in the first quarter of 2021.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Operating income (loss) reconciliation:
Operating loss, GAAP	$(12,902)	$(7,473)
Plus: Stock-based compensation expense and related payroll tax expense (1)	12,078	8,249
Plus: Charitable donation of Class A common stock	—	5,125
Plus: Impairment of internal-use software	475	—
Plus: Amortization	960	138
Plus: Transaction costs	1,135	—
Operating income, non-GAAP	1,746	6,039
Operating margin, GAAP	(30)%	(21)%
Operating margin, non-GAAP	4%	17%
Net income (loss) reconciliation:
Net loss, GAAP	(11,509)	(26,471)
Plus: Stock-based compensation expense and related payroll tax expense (1)	12,078	8,249
Plus: Charitable donation of Class A common stock	—	5,125
Plus: Impairment of internal-use software	475	—
Plus: Amortization	960	138
Plus: Change in fair value of warrant liability	—	18,930
Plus: Transaction costs	1,135	—
Less: Transaction-related deferred income tax benefit	(1,421)	—
Net income, non-GAAP	1,718	5,971
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.07)	$(0.63)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	159,190,371	41,855,757
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.01	$0.03
Fully diluted Class A and Class B common shares outstanding, non-GAAP	183,263,032	185,454,798

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. We did not incur any payroll tax expense on equity compensation awards in the first quarter of 2021.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities	$(889)	$4,209
Purchase of property and equipment	(76)	(106)
Capitalization of internal-use software	(2,462)	(72)
Non-GAAP free cash flow	$(3,427)	$4,031